            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

      Guidelines for Determining the Proper Identification Number to Give the Payer.--Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

 -----------------------------------------------------------------------------

                                                  Give the
                                                  SOCIAL SECURITY
 For this type of account:                        number of--
 -----------------------------------------------------------------------------
  1. An individual's account                      The individual

  2. Two or more individuals                      The actual owner of the
     (joint account)                              account or, if combined
                                                  funds, any one of the
                                                  individuals(1)

  3. Husband and wife (joint account)             The actual owner of the
                                                  account or, if joint funds,
                                                  either person(1)

  4. Custodian account of a minor                 The minor(2)
     (Uniform Gift to Minors Act)

  5. Adult and minor (joint account)              The adult or, if the minor
                                                  is the only contributor, the
                                                  minor(1)

  6. Account in the name of guardian or           The ward, minor, or
     committee for a designated ward,             incompetent person(3)
     minor, or incompetent person

  7. a. A revocable savings trust                 The grantor-trustee(1)
        account (in which grantor is also
        trustee)
     b. Any"trust" account that is not a          The actual owner(1)
           legal or valid trust under State
           Law
 -----------------------------------------------------------------------------

    -----------------------------------------------------------------------

                                                Give the
                                                EMPLOYER
                                                IDENTIFICATION
    For this type of account:                   number of--
    -----------------------------------------------------------------------
     8. Sole proprietorship account             The owner(4)
     9. A valid trust, estate, or pension       The legal entity (Do not
                                                furnish the identifying
                                                number of the personal
                                                representative or trustee
                                                unless the legal entity
                                                itself is not designated in
                                                the account title.)(5)

    10. Corporate account                       The corporation

    11. Religious, charitable, or               The organization
        educational organization account

    12. Partnership account held in the         The partnership
        name of the business

    13. Association, club, or other tax-        The organization
        exempt organization

    14. A broker or registered nominee          The broker or nominee

    15. Account with the Department of          The public entity
        Agriculture in the name of a public
        entity (such as a State or local
        government, school district, or
        prison) that receives agricultural
        program payments
    -----------------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Show the name of the owner.
(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number

If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card (for resident individuals), Form SS-4, Application for Employer Identification Number (for businesses and all other entities), or Form W-7 for International Taxpayer Identification Number (for alien individuals required to file U.S. Tax returns), at an office of the Social Security Administration or the Internal Revenue Service.

To complete the Substitute Form W-9, if you do not have a taxpayer identification number, write "Applied For" in the space for the taxpayer identification number in Part 1, sign and date the Form, and give it to the requester. Generally, you will then have 60 days to obtain a taxpayer identification number and furnish it to the requester. If the requester does not receive your taxpayer identification number within 60 days, backup withholding, if applicable, will begin and will continue until you furnish your taxpayer identification number to the requester.

Payees Exempt From Backup Withholding

Payees specifically exempted from backup withholding on ALL payments include the following:

  . A corporation.
  . A financial institution.
  . An organization exempt from tax under section 501(a), or an individual retirement plan, or a custodial account under section 403(b)(7).
  . The United States or any agency or instrumentality thereof.
  . A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
  . A foreign government, or a political subdivision, agency or instrumentality thereof.
  . An international organization or any agency or instrumentality thereof.
  . A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
  . A real estate investment trust.
  . A common trust fund operated by a bank under section 584(a).
  . An exempt charitable remainder trust, or a nonexempt trust described in section 4947(a)(1).
  . An entity registered at all times under the Investment Company Act of 1940. . A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

  . Payments to nonresident aliens subject to withholding under section 1441.
  . Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
  . Payments of patronage dividends where the amount received is not paid in money.
  . Payments made by certain foreign organizations.

Payments of interest not generally subject to backup withholding include the following:

  . Payments of interest on obligations issued by individuals.
Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
  . Payments of tax-exempt interest (including exempt-interest dividends under section 852).
  . Payments described in section 6049(b)(5) to non-resident aliens.
  . Payments on tax-free covenant bonds under section 1451.
  . Payments made by certain foreign organizations.

Exempt payees described above should file a Substitute Form W-9 to avoid possible erroneous backup withholding.

FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

Privacy Act Notice.--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 30% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS.--If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an under-payment attributable to that failure unless there is clear and convincing evidence to the contrary.

(3) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(4) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE

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